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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Cox Communications, Inc. on Form S-3 of our report dated February 12, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated February 12, 1996, incorporated by reference in the Annual Report on Form 10-K of Cox Communications for the year ended December 31, 1995.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche LLP
                                          _____________________________________
                                                  DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 7, 1996